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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES SECOND QUARTER 2015 RESULTS

•	Second quarter 2015 Net revenue was $770.4 million.

•	Second quarter 2015 Net income was $40.9 million, or $0.24 per diluted share.

•	Second quarter 2015 Adjusted net income[1] was $124.6 million, or $0.73 per diluted share.

Almelo, the Netherlands – July 28, 2015 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the second quarter ended June 30, 2015.

Highlights of the Three and Six Months ended June 30, 2015

Net revenue for the second quarter 2015 was $770.4 million, an increase of $194.6 million, or 33.8%, from $575.9 million for the second quarter 2014. Net income for the second quarter 2015 was $40.9 million, or $0.24 per diluted share. This compares to Net income for the second quarter 2014 of $63.9 million, or $0.37 per diluted share. Adjusted net income1 for the second quarter 2015 was $124.6 million which was 16.2% of Net revenue, or $0.73 per diluted share. This was an increase of 16.6% compared to Adjusted net income1 for the second quarter 2014 of $106.8 million which was 18.6% of Net revenue, or $0.62 per diluted share. Integration charges related to acquisitions were $4.2 million for the second quarter of 2015.

Net revenue for the six months ended June 30, 2015 was $1,521.1 million, an increase of $393.7 million, or 34.9% from $1,127.4 million for the six months ended June 30, 2014. Net income for the six months ended June 30, 2015 was $76.3 million, or $0.44 per diluted share. This compares to Net income for the six months ended June 30, 2014 of $132.3 million, or $0.76 per diluted share. Adjusted net income1 for the six months ended June 30, 2015 was $235.4 million which was 15.5% of Net revenue, or $1.37 per diluted share. This was an increase of 14.9% compared to Adjusted net income1 for the six months ended June 30, 2014 of $204.9 million which was 18.2% of Net revenue, or $1.18 per diluted share.

"Despite increased headwinds in certain of our end-markets, we delivered Adjusted net income for the second quarter in line with our expectations," said Martha Sullivan, President and Chief Executive Officer. “We remain on-track for 2015 to be a year of strong double-digit growth and we are undertaking certain cost-containment activities to ensure profitability remains high for the balance of the year.”

The Company spent $56.1 million, or 7.3% of Net revenue, on research, development and engineering related costs in the second quarter of 2015 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at June 30, 2015 was $226.8 million. During the first six months of 2015, the Company generated cash of $212.2 million from operations, used cash of $83.9 million in investing activities and used cash of $112.9 million in financing activities.

The Company recorded a provision for income taxes of $8.6 million for the second quarter 2015. Approximately $8.2 million of the provision, or 5.1% of Adjusted EBIT, related to taxes that are payable in cash and approximately $0.4 million related to deferred and other income tax expense.

The Company’s total indebtedness at June 30, 2015 was $2.7 billion. The Company’s Net debt2 was $2.5 billion, resulting in a Net leverage ratio2 of 3.8x as of June 30, 2015.

Segment Performance

	Three months ended		Six months ended
$ in 000s	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Performance Sensing net revenue	$606,353	$400,847	$1,197,605	$795,473
Performance Sensing profit from operations	153,008	112,707	296,880	222,051
% of Performance Sensing net revenue	25.2%	28.1%	24.8%	27.9%

Sensing Solutions net revenue	$164,092	$175,006	$323,525	$331,974
Sensing Solutions profit from operations	52,117	53,945	101,335	101,968
% of Sensing Solutions net revenue	31.8%	30.8%	31.3%	30.7%

Guidance
The Company anticipates Net revenue of $715 to $755 million for the third quarter 2015 which, at the midpoint, is 27% higher than third quarter 2014 Net revenue of $577.1 million. The Company further anticipates Adjusted EBITDA3 of $176 to $188 million for the third quarter 2015. In addition, the Company expects Adjusted net income1 of $117 to $127 million, or $0.68 to $0.74 per diluted share for the third quarter 2015. This guidance assumes a diluted share count of 171.8 million for the third quarter 2015.

For the full year 2015, the Company anticipates Net revenue of $2.99 to $3.07 billion which, at the midpoint, is 26% higher than the full year 2014 net revenue of $2.41 billion. The Company further anticipates Adjusted EBITDA3 of $735 to $765 million for the full year 2015. In addition, the Company expects Adjusted net income1 of $491 to $511 million, or $2.86 to $2.98 per diluted share for the full year 2015. At the midpoint, this represents 23% growth compared to full year 2014 Adjusted net income1 per diluted share of $2.38. This guidance assumes a diluted share count of 171.7 million for the full year 2015.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including Capital lease and other financing obligations, less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

3The Company defines Adjusted EBITDA as Adjusted net income excluding cash interest expense, cash tax expense, depreciation expense (excluding step-up depreciation expense related to acquisitions) and amortization expense (excluding amortization expense on acquisition related intangibles).

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its second quarter ended June 30, 2015. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 76625944. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in fifteen countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and the Company's future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the third quarter and full year 2015.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: adverse developments in the automotive industry; competitive pressures that could require the Company to lower prices or result in reduced demand for the Company's products; integration of acquired companies, including Schrader; the assumption of known and unknown liabilities in the acquisition of Schrader; risks associated with the Company's non-US operations and international business; litigation and disputes involving the Company, including the extent of intellectual property, product liability, and warranty claims asserted against the Company; risks associated with the Company's historical and future tax positions; risks related to labor disruptions or costs; and risks associated with the Company's substantial indebtedness.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net revenue	$770,445	$575,853	$1,521,130	$1,127,447
Operating costs and expenses:
Cost of revenue	517,875	368,446	1,024,508	725,645
Research and development	31,242	18,492	61,978	36,156
Selling, general and administrative	73,008	50,638	137,404	95,310
Amortization of intangible assets	45,075	32,561	90,884	64,577
Restructuring and special charges	10,089	1,740	10,809	2,605
Total operating costs and expenses	677,289	471,877	1,325,583	924,293
Profit from operations	93,156	103,976	195,547	203,154
Interest expense, net	(31,562)	(23,306)	(66,323)	(46,510)
Other, net	(12,085)	3,932	(33,842)	4,470
Income before taxes	49,509	84,602	95,382	161,114
Provision for income taxes	8,609	20,709	19,127	28,848
Net income	$40,900	$63,893	$76,255	$132,266

Net income per share:
Basic	$0.24	$0.37	$0.45	$0.77
Diluted	$0.24	$0.37	$0.44	$0.76

Weighted-average ordinary shares outstanding:
Basic	170,007	170,748	169,747	171,413
Diluted	171,667	172,918	171,464	173,531

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended		For the six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$40,900	$63,893	$76,255	$132,266
Other comprehensive (loss)/income, net of tax:
Deferred (loss)/gain on derivative instruments, net of reclassifications	(17,132)	1,888	4,372	4,053
Defined benefit and retiree healthcare plans	407	(129)	18	(200)
Other comprehensive (loss)/income	(16,725)	1,759	4,390	3,853
Comprehensive income	$24,175	$65,652	$80,645	$136,119

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$226,795	$211,329
Accounts receivable, net of allowances	499,101	444,852
Inventories	332,648	356,364
Deferred income tax assets	17,110	15,301
Prepaid expenses and other current assets	116,813	90,918
Total current assets	1,192,467	1,118,764
Property, plant and equipment, net	629,104	589,484
Goodwill	2,429,537	2,424,795
Other intangible assets, net	823,673	910,774
Deferred income tax assets	14,939	16,750
Deferred financing costs	27,733	29,102
Other assets	19,522	26,940
Total assets	$5,136,975	$5,116,609

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$144,532	$145,979
Accounts payable	297,356	287,800
Income taxes payable	13,878	7,516
Accrued expenses and other current liabilities	226,712	222,781
Deferred income tax liabilities	12,546	13,430
Total current liabilities	695,024	677,506
Deferred income tax liabilities	371,961	362,738
Pension and post-retirement benefit obligations	33,157	35,799
Capital lease and other financing obligations, less current portion	46,100	45,113
Long-term debt, net of discount, less current portion	2,556,397	2,650,744
Other long-term liabilities	30,009	41,817
Total liabilities	3,732,648	3,813,717
Total shareholders’ equity	1,404,327	1,302,892
Total liabilities and shareholders’ equity	$5,136,975	$5,116,609

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)	For the six months ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net income	$76,255	$132,266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,808	30,209
Amortization of deferred financing costs and discounts	3,231	2,386
Currency remeasurement (gain)/loss on debt	(654)	49
Share-based compensation	7,581	6,351
Loss on debt financing	25,538	—
Amortization of inventory step-up to fair value	—	907
Amortization of intangible assets	90,884	64,577
Deferred income taxes	6,844	16,695
Gains from insurance proceeds	—	(2,417)
Unrealized loss/(gain) on hedges and other non-cash items	2,335	(4,053)
Changes in operating assets and liabilities, net of effects of acquisitions	(48,623)	(29,595)
Net cash provided by operating activities	212,199	217,375

Cash flows from investing activities:
Acquisition of Schrader, net of cash received	(958)	—
Other acquisitions, net of cash received	3,881	(117,085)
Additions to property, plant and equipment and capitalized software	(86,801)	(67,199)
Insurance proceeds	—	2,417
Proceeds from the sale of assets	—	5,467
Net cash used in investing activities	(83,878)	(176,400)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	13,266	11,197
Proceeds from issuance of debt	1,795,120	35,000
Payments on debt	(1,892,263)	(39,291)
Repurchase of ordinary shares from SCA	—	(169,680)
Payments to repurchase ordinary shares	(50)	(11,459)
Payments of debt issuance costs	(28,928)	—
Net cash used in financing activities	(112,855)	(174,233)
Net change in cash and cash equivalents	15,466	(133,258)
Cash and cash equivalents, beginning of period	211,329	317,896
Cash and cash equivalents, end of period	$226,795	$184,638

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Performance Sensing	78.7%	69.6%	78.7%	70.6%
Sensing Solutions	21.3%	30.4%	21.3%	29.4%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Americas	41.2%	38.2%	41.0%	38.7%
Europe	33.1%	29.0%	33.1%	29.1%
Asia	25.7%	32.8%	25.9%	32.2%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
European automotive	27.4%	24.1%	27.5%	24.6%
North American automotive	21.3%	16.2%	21.2%	16.7%
Asian automotive	17.3%	20.1%	17.3%	20.1%
Rest of world automotive	0.9%	0.5%	0.9%	0.5%
Heavy vehicle off-road	12.5%	11.3%	12.6%	11.3%
Appliance and heating, ventilation and air-conditioning	6.2%	9.1%	6.2%	8.9%
Industrial	6.5%	8.0%	6.3%	7.8%
All other	7.9%	10.7%	8.0%	10.1%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: Net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred loss/(gain) on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the Company’s operating performance, and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and projected GAAP earnings per share to projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three and six months ended June 30, 2015 and 2014.

(In 000s, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income	$40,900	$63,893	$76,255	$132,266
Restructuring and special charges	22,023	921	23,179	(1,496)
Financing and other transaction costs	5,974	1,190	25,796	1,258
Deferred loss/(gain) on other hedges	2,424	(6,430)	6,462	(10,624)
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	46,308	33,428	93,654	68,050
Deferred income tax and other tax expense	5,368	12,430	6,854	13,043
Amortization of deferred financing costs	1,578	1,400	3,231	2,386
Total adjustments	$83,675	$42,939	$159,176	$72,617
Adjusted net income	$124,575	$106,832	$235,431	$204,883
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	171,667	172,918	171,464	173,531
Adjusted net income per diluted share	$0.73	$0.62	$1.37	$1.18

The Company’s definition of Adjusted net income includes the current tax expense/(benefit) that will be payable/(realized) on the Company’s income tax return and excludes deferred income tax and other tax expense/(benefit). As the Company treats deferred income tax and other tax expense/(benefit) as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for any period presented. The theoretical current income tax expense/(benefit) associated with the reconciling items above would be as follows: Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.2 million and $0.2 million for the three months ended June 30, 2015 and 2014, respectively, and $0.3 million and $0.8 million for the six months ended June 30, 2015 and 2014, respectively; Restructuring and special charges: $1.0 million and $0.0 million for the three months ended June 30, 2015 and 2014, respectively, and $1.1 million and $0.0 million for the six months ended June 30, 2015 and 2014, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statements of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three and six months ended June 30, 2015 and 2014.

($ in 000s)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cost of revenue	$14,121	$1,228	$23,326	$1,785
Selling, general and administrative	5,644	1,190	5,902	1,258
Amortization of intangible assets	43,719	32,200	88,335	63,848
Restructuring and special charges	9,847	921	9,945	921
Interest expense	1,578	1,400	3,231	2,386
Other, net	8,398	(6,430)	26,583	(10,624)
Provision for income taxes	368	12,430	1,854	13,043
Total adjustments	$83,675	$42,939	$159,176	$72,617

The following unaudited table reconciles the Company’s projected GAAP earnings per share to projected Adjusted net income per diluted share for the three months ended September 30, 2015 and full year ended December 31, 2015. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended September 30, 2015		Full year ended December 31, 2015
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.35	$0.41	$1.27	$1.39
Restructuring and special charges	—	—	0.13	0.13
Financing and other transaction costs	—	—	0.15	0.15
Deferred (gain)/loss on other hedges	—	—	0.04	0.04
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.26	0.26	1.07	1.07
Deferred income tax and other tax (benefit)/expense	0.06	0.06	0.16	0.16
Amortization of deferred financing costs	0.01	0.01	0.04	0.04
Projected Adjusted net income per diluted share	$0.68	$0.74	$2.86	$2.98
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	171,800	171,800	171,700	171,700

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the interim condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.